Exhibit 99.1

July 17, 2025

Simmons First National Corporation Reports Second Quarter 2025 Results

George Makris, Jr., Simmons’ Chairman and CEO, commented on second quarter 2025 results:

We were pleased with our second quarter results which reflected strong revenue growth, disciplined expense management and positive underlying balance sheet growth that led to further improvement in profitability measures.

Our net interest margin increased for the fifth consecutive quarter and surpassed the 3 percent mark ahead of expectations. Loan yields were up and deposit costs declined for the third consecutive quarter. While overall balance sheet growth was muted, our loan pipeline remains strong and our focus on profitability as well as loan and deposit remixing resulted in C&I growth coupled with a $233.1 million increase in low-cost customer deposits. At the same time, asset quality metrics were stable.

While certain administration policies have become clearer, tariff volatility looms large and is a key to future interest rate moves and economic conditions. Against this backdrop, we continue our focus on organic growth in our very attractive footprint and are encouraged by our positive momentum heading into the last half of 2025.

FINANCIAL HIGHLIGHTS	2Q25	1Q25	2Q24	2Q25 Highlights
BALANCE SHEET (in millions)

Comparisons reflect 2Q25 vs 1Q25 unless otherwise noted

•  Net income of $54.8 million and diluted EPS of 0.43

•  Adjusted net income[1] of $56.1 million and adjusted diluted EPS[1] of $0.44

•  Total revenue of $214.2 million and PPNR[1] of $75.6 million

•  Adjusted total revenue[1] of $214.2 million and adjusted PPNR[1] of $77.3 million

•  Net interest income up $8.4 million, or 5 percent

•  Net interest margin up 11 basis points to 3.06 percent; the 5th consecutive quarterly increase in net interest margin

•  Pricing discipline led to 6 basis point increase in loan yields

•  Cost of deposits down 8 bps; low-cost customer deposits up $233.1 million

•  Noninterest expense of $138.6 million; adjusted noninterest expense[1] of $136.8 million, down 5 percent

•  NCO ratio of 25 bps in 2Q24; provision expense exceeds net charge-offs

Total loans	$17,111	$17,094	$17,192
Total investment securities	5,997	6,107	6,571
Total deposits	21,825	21,685	21,841
Total assets	26,694	26,793	27,369
Total shareholders’ equity	3,549	3,531	3,459

PERFORMANCE MEASURES (in millions)
Total revenue	$214.2	$209.6	$197.2
Adjusted total revenue[1]	214.2	209.6	197.2
Pre-provision net revenue[1] (PPNR)	75.6	65.0	57.9
Adjusted pre-provision net revenue[1]	77.3	66.0	59.4
Provision for credit losses on loans	11.9	26.8	11.1

PER SHARE DATA
Diluted earnings	$0.43	$0.26	$0.32
Adjusted diluted earnings[1]	0.44	0.26	0.33
Book value	28.17	28.04	27.56
Tangible book value[1]	16.97	16.81	16.20

ASSET QUALITY
Net charge-off ratio (NCO ratio)	0.25%	0.23%	0.19%
Nonperforming loan ratio	0.92	0.89	0.60
Nonperforming assets to total assets	0.62	0.61	0.39
Allowance for credit losses to loans (ACL)	1.48	1.48	1.34
Nonperforming loan coverage ratio	161	165	223

CAPITAL RATIOS
Equity to assets (EA ratio)	13.30%	13.18%	12.64%
Tangible common equity (TCE) ratio[1]	8.46	8.34	7.84
Common equity tier 1 (CET1) ratio	12.36	12.21	12.00
Total risk-based capital ratio	14.42	14.59	14.17

OTHER DATA
Net interest margin (FTE)	3.06%	2.95%	2.69%
Loan yield (FTE)	6.26	6.20	6.39
Cost of deposits	2.36	2.44	2.79
Loan to deposit ratio	78.40	78.83	78.72
Borrowed funds to total liabilities	4.46	5.59	7.38

Simmons First National Corporation (NASDAQ: SFNC) (Simmons or Company) today reported net income of $54.8 million for the second quarter of 2025, compared to $32.4 million in the first quarter of 2025 and $40.8 million in the second quarter of 2024. Diluted earnings per share were $0.43 for the second quarter of 2025, compared to $0.26 in the first quarter of 2025 and $0.32 for the second quarter of 2024. Adjusted earnings1 for the second quarter of 2025 were $56.1 million, compared to $33.1 million in the first quarter of 2025 and $41.9 million in the second quarter of 2024. Adjusted diluted earnings per share1 for the second quarter of 2025 were $0.44, compared to $0.26 in the first quarter of 2025 and $0.33 in the second quarter of 2024.

The table below summarizes the impact of certain items, consisting primarily of branch right sizing, early retirement program, FDIC special assessments and termination of vendor and software services. They are also described in further detail in the “Reconciliation of Non-GAAP Financial Measures” tables contained in this press release.

Impact of Certain Items on Earnings and Diluted Earnings Per Share (EPS)

$ in millions, except per share data	2Q25	1Q25	2Q24
Net income	$54.8	$32.4	$40.8
Branch right sizing, net	0.2	1.0	0.5
Early retirement program	1.6	—	0.1
FDIC special assessment	—	—	0.3
Termination of vendor and software services	—	—	0.6

Total pre-tax impact	1.8	1.0	1.5
Tax effect[2]	(0.5)	(0.3)	(0.4)

Total impact on earnings	1.3	0.7	1.1

Adjusted earnings[1,3]	$56.1	$33.1	$41.9

Diluted EPS	$0.43	$0.26	$0.32
Branch right sizing, net	—	—	—
Early retirement program	0.01	—	—
FDIC special assessment	—	—	—
Termination of vendor and software services	—	—	0.01

Total pre-tax impact	0.01	—	0.01
Tax effect[2]	—	—	—

Total impact on earnings	0.01	—	0.01

Adjusted Diluted EPS[1]	$0.44	$0.26	$0.33

Net Interest Income

Net interest income for the second quarter of 2025 totaled $171.8 million, up $8.4 million, or 5 percent, compared to $163.4 million in the first quarter of 2025 and up $17.9 million, or 12 percent, from $153.9 million in the second quarter of 2024. Interest income totaled $315.0 million for the second quarter of 2025, compared to $307.8 million in the first quarter of 2025 and $329.1 million in the second quarter of 2024. The increase in interest income on a linked quarter basis was primarily due to an increase in earning asset yields, principally loan yields, driven by disciplined pricing of new originations as well as positive fixed-rate loan repricing. Interest expense totaled $143.2 million for the second quarter of 2025, compared to $144.4 million in the first quarter of 2025 and $175.2 million in the second quarter of 2024. The decrease in interest expense on a linked quarter basis reflected management’s efforts to proactively manage deposit costs given maturing deposit repricing and remixing opportunities. Included in net interest income is accretion recognized on acquisition related loans, which totaled $1.3 million in the second quarter of 2025, $1.1 million in the first quarter of 2025 and $1.6 million in the second quarter of 2024.

The yield on loans on a fully taxable equivalent (FTE) basis for the second quarter of 2025 was 6.26 percent, up 6 basis points from the 6.20 percent for the first quarter of 2025 and down 13 basis points from 6.39 percent in the second quarter of 2024. Cost of deposits for the second quarter of 2025 was 2.36 percent, down 8 basis points from 2.44 percent in the first quarter of 2025 and down 43 basis points from 2.79 percent in the second quarter of 2024. The net interest margin on an FTE basis for the second quarter of 2025 was 3.06 percent, up 11 basis points from 2.95 percent in the first quarter of 2025, and up 37 basis points from 2.69 percent in the second quarter of 2024. This marked the fifth consecutive quarter of net interest margin expansion. The increase in net interest margin on a linked quarter basis was primarily due to fixed-rate asset repricing coupled with decreased deposit costs from lower rates on time deposits and favorable funding mix shift.

Select Yield/Rates

	2Q25	1Q25	4Q24	3Q24	2Q24
Loan yield (FTE)[2]	6.26%	6.20%	6.32%	6.44%	6.39%
Investment securities yield (FTE)[2]	3.48	3.48	3.54	3.63	3.68
Cost of interest bearing deposits	2.97	3.05	3.28	3.52	3.53
Cost of deposits	2.36	2.44	2.60	2.79	2.79
Cost of borrowed funds	4.97	5.09	5.32	5.79	5.84
Net interest spread (FTE)[2]	2.41	2.30	2.15	1.95	1.92
Net interest margin (FTE)[2]	3.06	2.95	2.87	2.74	2.69

Noninterest Income

Noninterest income for the second quarter of 2025 was $42.4 million, compared to $46.2 million in the first quarter of 2025 and $43.3 million in the second quarter of 2024. The decrease in noninterest income on a linked quarter basis reflected strong performance during the first quarter of 2025, coupled with lower swap fee income due to a large swap transaction and associated fees recorded in the first quarter of 2025, and a Small Business Investment Company (SBIC) valuation adjustment, which are included in other income in the table below.

Noninterest Income

$ in millions	2Q25	1Q25	4Q24	3Q24	2Q24
Service charges on deposit accounts	$12.6	$12.6	$13.0	$12.7	$12.3
Wealth management fees	9.5	9.6	9.7	9.1	9.2
Debit and credit card fees	8.6	8.4	8.3	8.1	8.2
Mortgage lending income	1.7	2.0	1.8	2.0	2.0
Other service charges and fees	1.3	1.3	1.4	1.5	1.4
Bank owned life insurance	3.9	4.1	3.8	3.8	3.9
Gain (loss) on sale of securities	—	—	—	(28.4)	—
Other income	4.8	8.0	5.6	8.3	6.4

Total noninterest income	$42.4	$46.2	$43.6	$17.1	$43.3

Adjusted noninterest income[1]	$42.4	$46.2	$43.6	$45.5	$43.3

Noninterest Expense

Noninterest expense for the second quarter of 2025 was $138.6 million, compared to $144.6 million in the first quarter of 2025 and $139.4 million in the second quarter of 2024. Included in noninterest expense are certain items consisting of branch right sizing, early retirement program, termination of vendor and software services and an FDIC special assessment. Collectively, these items totaled $1.8 million in the second quarter of 2025, $1.0 million in the first quarter of 2025 and $1.5 million in the second quarter of 2024. Excluding these items (which are described in the “Reconciliation of Non-GAAP Financial Measures” tables below), adjusted noninterest expense1 was $136.8 million for the second quarter of 2025, $143.6 million in the first quarter of 2025 and $137.8 million in the second quarter of 2024. The decrease in adjusted noninterest expense1 on a linked quarter basis reflected lower salaries and benefit expenses primarily due to a seasonal decline in payroll taxes and equity compensation expense, and a decline in other operating expenses resulting from a $4.3 million charge related to a customer deposit fraud event in the first quarter of 2025.

Noninterest Expense

$ in millions	2Q25	1Q25	4Q24	3Q24	2Q24
Salaries and employee benefits	$73.9	$74.8	$71.6	$69.2	$70.7
Occupancy expense, net	11.8	12.7	11.9	12.2	11.9
Furniture and equipment	5.5	5.5	5.7	5.6	5.6
Deposit insurance	4.9	5.4	5.6	5.6	5.4
Other real estate and foreclosure expense	0.2	0.2	0.3	0.1	0.1
FDIC special assessment	—	—	—	—	0.3
Other operating expenses	42.3	46.1	46.1	44.5	45.4

Total noninterest expense	$138.6	$144.6	$141.1	$137.2	$139.4

Adjusted salaries and employee benefits[1]	$72.3	$74.8	$71.4	$69.2	$70.6
Adjusted other operating expenses[1]	42.5	45.9	44.7	44.4	44.3
Adjusted noninterest expense[1]	136.8	143.6	139.3	136.8	137.8

Efficiency ratio	62.82%	66.94%	65.66%	75.70%	68.38%
Adjusted efficiency ratio[1]	60.52	64.75	62.89	63.38	65.68
Full-time equivalent employees	2,947	2,949	2,946	2,972	2,961
Number of financial centers	223	222	222	234	234

Loans and Unfunded Loan Commitments

Total loans at the end of the second quarter of 2025 were $17.1 billion, up slightly from first quarter 2025 levels. The increase in total loans on a linked quarter basis was broadly-based, driven primarily by growth in the commercial, agricultural, consumer & other portfolios, offset in part by declines in the real estate – commercial and mortgage warehouse portfolios. Unfunded loan commitments at the end of the second quarter of 2025 were $3.9 billion, up $59 million, or 2 percent, from first quarter 2025 levels. The commercial loan pipeline totaled $1.6 billion at the end of the second quarter of 2025, and ready to close commercial loans totaled $564 million with a weighted average rate of 7.35 percent.

Loans and Unfunded Loan Commitments

$ in millions	2Q25	1Q25	4Q24	3Q24	2Q24
Total loans	$17,111	$17,094	$17,006	$17,336	$17,192
Unfunded loan commitments	3,947	3,888	3,739	3,681	3,746

Deposits and Other Borrowings

Total deposits at the end of the second quarter of 2025 were $21.8 billion, compared to $21.7 billion at the end of the first quarter of 2025 and $21.8 billion at the end of the second quarter of 2024. The increase in total deposits on a linked quarter basis reflected a $233 million increase in low-cost customer deposits (noninterest bearing and interest bearing transaction accounts) and a $324 million increase in brokered deposits, offset in part by a decrease in public fund deposits due to seasonal factors. Other borrowings totaled $1.0 billion at the end of the second quarter of 2025, compared to $1.3 billion at the end of the first quarter of 2025 and $1.8 billion at the end of the second quarter of 2024. The decrease in other borrowings on a linked quarter basis and year-over-year basis was primarily due to a decrease in FHLB advances.

Deposits

$ in millions	2Q25	1Q25	4Q24	3Q24	2Q24
Noninterest bearing deposits	$4,468	$4,455	$4,461	$4,522	$4,624
Interest bearing transaction accounts	10,532	10,621	10,331	10,038	10,092
Time deposits	3,588	3,695	3,796	4,014	4,185
Brokered deposits	3,237	2,914	3,298	3,361	2,940

Total deposits	$21,825	$21,684	$21,886	$21,935	$21,841

Noninterest bearing deposits to total deposits	20%	21%	20%	21%	21%
Total loans to total deposits	78	79	78	79	79

Asset Quality

Net charge-offs as a percentage of average loans for the second quarter of 2025 were 25 basis points, compared to 23 basis points in the first quarter of 2025 and 19 basis points in the second quarter of 2024. Net charge-offs in the second quarter of 2025 included $1.1 million of charge-offs associated with the run-off portfolio consisting of small ticket equipment finance and acquired asset-based lending portfolios (run-off portfolio). Net charge-offs from the run-off portfolio accounted for 3 basis points of total net charge-offs in the second quarter of 2025, 4 basis points of total net charge-offs in the first quarter of 2025 and 16 basis points of total net charge-offs in the second quarter of 2024.

Total nonperforming loans at the end of the second quarter of 2025 totaled $157.2 million, compared to $152.4 million at the end of the first quarter of 2025 and $103.4 million at the end of the second quarter of 2024. The increase in nonperforming loans on a year-over-year basis was primarily due to two specific credit relationships that were placed on nonaccrual at the end of first quarter of 2025. The nonperforming loan coverage ratio ended the second quarter of 2025 at 161 percent, compared to 165 percent at the end of the first quarter of 2025 and 223 percent at the end of the second quarter of 2024. Total nonperforming assets as a percentage of total assets were 62 basis points at the end of the second quarter of 2025, compared to 61 basis points at the end of the first quarter of 2025 and 39 basis points at the end of the second quarter of 2024.

Provision for credit losses on loans totaled $11.9 million for the second quarter of 2025, compared to $26.8 million in the first quarter of 2025 and $11.1 million in the second quarter of 2024. The decrease in provision for credit losses on loans on a linked quarter basis was primarily due to $15.6 million of incremental provision related to the aforementioned two specific credit relationships that was recorded in the first quarter of 2025. The allowance for credit losses on loans at the end of the second quarter of 2025 was $253.5 million, compared to $252.2 million at the end of the first quarter of 2025 and $230.4 million at the end of the second quarter of 2024. The allowance for credit losses on loans as a percentage of total loans was 1.48 percent at the end of the second quarter of 2025, unchanged from the first quarter of 2025 and up from 1.34 percent at the end of the second quarter of 2024.

Asset Quality

$ in millions	2Q25	1Q25	4Q24	3Q24	2Q24
Allowance for credit losses on loans to total loans	1.48%	1.48%	1.38%	1.35%	1.34%
Allowance for credit losses on loans to nonperforming loans	161	165	212	229	223
Nonperforming loans to total loans	0.92	0.89	0.65	0.59	0.60
Net charge-off ratio (annualized)	0.25	0.23	0.27	0.22	0.19
Net charge-off ratio YTD (annualized)	0.24	0.23	0.22	0.20	0.19
Total nonperforming loans	$157.2	$152.3	$110.7	$101.7	$103.4
Total other nonperforming assets	9.5	10.0	10.5	2.6	3.4

Total nonperforming assets	$166.7	$162.3	$121.2	$104.3	$106.8

Reserve for unfunded commitments	$25.6	$25.6	$25.6	$25.6	$25.6

Capital

Total stockholders’ equity at the end of the second quarter of 2025 was $3.5 billion, up $17.7 million from the end of the first quarter of 2025 and up $90.3 million from the end of the second quarter of 2024. The increase on a year-over-year basis was primarily due to an increase of $53.9 million in retained earnings, coupled with a $24.6 million recapture of accumulated other comprehensive income principally associated with the mark-to-market adjustment on available for sale investment securities. Book value per share at the end of the second quarter of 2025 was $28.17 compared to $28.04 at the end of the first quarter of 2025 and $27.56 at the end of the second quarter of 2024. Tangible book value per share1 at the end of the second quarter of 2025 was $16.97, compared to $16.81 at the end of the first quarter of 2025 and $16.20 at the end of the second quarter of 2024.

Total stockholders’ equity as a percentage of total assets at the end of the second quarter of 2025 was 13.3 percent, compared to 13.2 percent at the end of the first quarter of 2025 and 12.6 percent at the end of the second quarter of 2024. Tangible common equity as a percentage of tangible assets1 at the end of the second quarter of 2025 was 8.5 percent, compared to 8.3 percent at the end of the first quarter of 2025 and 7.8 percent at the end of the second quarter of 2024. Each of the applicable regulatory capital ratios for Simmons and its principal subsidiary, Simmons Bank, continue to significantly exceed “well-capitalized” regulatory guidelines.

Select Capital Ratios

	2Q25	1Q25	4Q24	3Q24	2Q24
Stockholders’ equity to total assets	13.3%	13.2%	13.1%	12.9%	12.6%
Tangible common equity to tangible assets[1]	8.5	8.3	8.3	8.2	7.8
Common equity tier 1 (CET1) ratio	12.4	12.2	12.4	12.1	12.0
Tier 1 leverage ratio	10.0	9.8	9.7	9.6	9.5
Tier 1 risk-based capital ratio	12.4	12.2	12.4	12.1	12.0
Total risk-based capital ratio	14.4	14.6	14.6	14.3	14.2

Share Repurchase Program

During the second quarter of 2025, Simmons did not repurchase shares under its stock repurchase program that was authorized in January 2024 (2024 Program), which replaced its former repurchase program that was authorized in January 2022. Remaining authorization under the 2024 Program as of June 30, 2025, was approximately $175 million. The timing, pricing and amount of any repurchases under the 2024 Program will be determined by Simmons’ management at its discretion based on a variety of factors including, but not limited to, market conditions, trading volume and market price of Simmons’ common stock, Simmons’ capital needs, Simmons’ working capital and investment requirements, other corporate considerations, economic conditions, and legal requirements. The 2024 Program does not obligate Simmons to repurchase any common stock and may be modified, discontinued or suspended at any time without prior notice.

(1)	Non-GAAP measurement. See “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” below
(2)	FTE – fully taxable equivalent basis using an effective tax rate of 26.135%
(3)	In this press release, “Adjusted Earnings” may also be referred to as “Adjusted Net Income”

Conference Call

Management will conduct a live conference call to review this information beginning at 7:30 a.m. Central Time on Friday, July 18, 2025. Interested persons can listen to this call by dialing toll-free 1-844-481-2779 (North America only) and asking for the Simmons First National Corporation conference call, conference ID 10200827. In addition, the call will be available live or in recorded version on Simmons’ website at simmonsbank.com for at least 60 days following the date of the call.

Simmons First National Corporation

Simmons First National Corporation (NASDAQ: SFNC) is a Mid-South based financial holding company that has paid cash dividends to its shareholders for 116 consecutive years. Its principal subsidiary, Simmons Bank, operates more than 220 branches in Arkansas, Kansas, Missouri, Oklahoma, Tennessee and Texas. Founded in 1903, Simmons Bank offers comprehensive financial solutions delivered with a client-centric approach. In 2024, Simmons Bank was recognized by Newsweek as one of America’s Best Regional Banks 2025, by U.S. News & World Report as one of the 2024-2025 Best Companies to Work For in the South and by Forbes as one of America’s Best-In-State Banks 2024 in Tennessee and America’s Best-In-State Employers 2024 in Missouri. Additional information about Simmons Bank can be found on our website at simmonsbank.com, by following @Simmons_Bank on X (formerly Twitter) or by visiting our newsroom.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (GAAP). The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance. These measures adjust GAAP performance measures to, among other things, include the tax benefit associated with revenue items that are tax-exempt, as well as exclude from net income (including on a per share diluted basis), pre-tax, pre-provision earnings, net charge-offs, income available to common shareholders, noninterest income, and noninterest expense certain income and expense items attributable to, for example, merger activity (primarily including merger-related expenses), gains and/or losses on sale of branches, net branch right-sizing initiatives, early retirement program, termination of vendor and software services, FDIC special assessment charges and expenses related to the fraud event reported in the first quarter of 2025.

In addition, the Company also presents certain figures based on tangible common stockholders’ equity, tangible assets and tangible book value, which exclude goodwill and other intangible assets. The Company further presents certain figures that are exclusive of the impact of deposits and/or loans acquired through acquisitions, mortgage warehouse loans, and/or energy loans, or gains and/or losses on the sale of securities, or the aforementioned two specific credit relationships. The Company’s management believes that these non-GAAP financial measures are useful to investors because they, among other things, present the results of the Company’s ongoing operations without the effect of mergers or other items not central to the Company’s ongoing business, as well as normalize for tax effects and certain other effects. Management, therefore, believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s ongoing businesses, and management uses these non-GAAP financial measures to assess the performance of the Company’s ongoing businesses as related to prior financial periods. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

Forward-Looking Statements

Certain statements in this press release may not be based on historical facts and should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, including, without limitation, statements made in Mr. Makris’s quote, may be identified by reference to future periods or by the use of forward-looking terminology, such as “believe,” “budget,” “expect,” “foresee,” “anticipate,” “intend,” “indicate,” “target,” “estimate,” “plan,” “project,” “continue,” “contemplate,” “positions,” “prospects,” “predict,” or “potential,” by future conditional verbs such as “will,” “would,” “should,”

“could,” “might” or “may,” or by variations of such words or by similar expressions. These forward-looking statements include, without limitation, statements relating to Simmons’ future growth, business strategies, lending capacity and lending activity, loan demand, revenue, assets, asset quality, profitability, dividends, net interest margin, non-interest revenue, share repurchase program, acquisition strategy, digital banking initiatives, the Company’s ability to recruit and retain key employees, the adequacy of the allowance for credit losses, future economic conditions and interest rates, and the adequacy of reserve levels for loans. Any forward-looking statement speaks only as of the date of this press release, and Simmons undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this press release. By nature, forward-looking statements are based on various assumptions and involve inherent risk and uncertainties. Various factors, including, but not limited to, changes in economic conditions, changes in credit quality, changes in interest rates and related governmental policies, changes in loan demand, changes in deposit flows, changes in real estate values, changes in the assumptions used in making the forward-looking statements, changes in the securities markets generally or the price of Simmons’ common stock specifically, changes in information technology affecting the financial industry, and changes in customer behaviors, including consumer spending, borrowing, and saving habits; changes in tariff policies; general economic and market conditions; changes in governmental administrations; market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises, war and other military conflicts (including the ongoing military conflicts between Russia and Ukraine and between Israel and Iran) or other major events, or the prospect of these events; the soundness of other financial institutions and any indirect exposure related to the closings of other financial institutions and their impact on the broader market through other customers, suppliers and partners, or that the conditions which resulted in the liquidity concerns experienced by closed financial institutions may also adversely impact, directly or indirectly, other financial institutions and market participants with which the Company has commercial or deposit relationships; increased inflation; the loss of key employees; increased competition in the markets in which the Company operates and from non-bank financial institutions; increased unemployment; labor shortages; claims, damages, and fines related to litigation or government actions; changes in accounting principles relating to loan loss recognition (current expected credit losses); fraud that results in material losses or that we have not discovered yet that may result in material losses; the Company’s ability to manage and successfully integrate its mergers and acquisitions and to fully realize cost savings and other benefits associated with acquisitions; increased delinquency and foreclosure rates on commercial real estate loans; significant increases in nonaccrual loan balances; cyber or other information technology threats, attacks or events; reliance on third parties for key services; government legislation; and other factors, many of which are beyond the control of the Company, could cause actual results to differ materially from those projected in or contemplated by the forward-looking statements. In addition, there can be no guarantee that the board of directors (Board) of Simmons will approve a quarterly dividend in future quarters, and the timing, payment, and amount of future dividends (if any) is subject to, among other things, the discretion of the Board and may differ significantly from past dividends. Additional information on factors that might affect the Company’s financial results is included in the Company’s Form 10-K for the year ended December 31, 2024, and other reports that the Company has filed with or furnished to the U.S. Securities and Exchange Commission (the SEC), all of which are available from the SEC on its website, www.sec.gov.

FOR MORE INFORMATION CONTACT:

Ed Bilek, EVP, Director of Investor and Media Relations

ed.bilek@simmonsbank.com or 205.612.3378 (cell)

Simmons First National Corporation	SFNC
Consolidated End of Period Balance Sheets
For the Quarters Ended
(Unaudited)

	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
	2025	2025	2024	2024	2024
($ in thousands)
ASSETS
Cash and noninterest bearing balances due from banks	$398,081	$423,171	$429,705	$398,321	$320,021
Interest bearing balances due from banks and federal funds sold	246,381	211,115	257,672	205,081	254,312

Cash and cash equivalents	644,462	634,286	687,377	603,402	574,333
Interest bearing balances due from banks - time	100	100	100	100	100
Investment securities - held-to-maturity	3,591,531	3,615,556	3,636,636	3,658,700	3,685,450
Investment securities - available-for-sale	2,405,320	2,491,849	2,529,426	2,691,094	2,885,904
Mortgage loans held for sale	16,972	8,351	11,417	8,270	13,053
Loans:
Loans	17,111,096	17,094,078	17,005,937	17,336,040	17,192,437
Allowance for credit losses on loans	(253,537)	(252,168)	(235,019)	(233,223)	(230,389)

Net loans	16,857,559	16,841,910	16,770,918	17,102,817	16,962,048
Premises and equipment	573,160	573,616	585,431	584,366	581,893
Foreclosed assets and other real estate owned	8,794	8,976	9,270	1,299	2,209
Interest receivable	120,443	117,398	123,243	125,700	126,625
Bank owned life insurance	535,481	535,324	531,805	508,781	505,023
Goodwill	1,320,799	1,320,799	1,320,799	1,320,799	1,320,799
Other intangible assets	90,617	93,714	97,242	101,093	104,943
Other assets	528,382	551,112	572,385	562,983	606,692

Total assets	$26,693,620	$26,792,991	$26,876,049	$27,269,404	$27,369,072

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest bearing transaction accounts	$4,468,237	$4,455,255	$4,460,517	$4,521,715	$4,624,186
Interest bearing transaction accounts and savings deposits	11,176,791	11,265,554	10,982,022	10,863,945	10,925,179
Time deposits	6,179,962	5,963,811	6,443,211	6,549,774	6,291,518

Total deposits	21,824,990	21,684,620	21,885,750	21,935,434	21,840,883
Federal funds purchased and securities sold under agreements to repurchase	31,306	50,133	37,109	51,071	52,705
Other borrowings	634,349	884,863	745,372	1,045,878	1,346,378
Subordinated notes and debentures	366,369	366,331	366,293	366,255	366,217
Accrued interest and other liabilities	287,396	275,559	312,653	341,933	304,020

Total liabilities	23,144,410	23,261,506	23,347,177	23,740,571	23,910,203

Stockholders’ equity:
Common stock	1,260	1,259	1,257	1,256	1,255
Surplus	2,518,286	2,515,372	2,511,590	2,508,438	2,506,469
Undivided profits	1,410,564	1,382,564	1,376,935	1,355,000	1,356,626
Accumulated other comprehensive (loss) income	(380,900)	(367,710)	(360,910)	(335,861)	(405,481)

Total stockholders’ equity	3,549,210	3,531,485	3,528,872	3,528,833	3,458,869

Total liabilities and stockholders’ equity	$26,693,620	$26,792,991	$26,876,049	$27,269,404	$27,369,072

Simmons First National Corporation	SFNC
Consolidated Statements of Income - Quarter-to-Date
For the Quarters Ended
(Unaudited)

	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
	2025	2025	2024	2024	2024
($ in thousands, except per share data)
INTEREST INCOME
Loans (including fees)	$265,373	$257,755	$272,727	$277,939	$270,937
Interest bearing balances due from banks and federal funds sold	2,531	2,703	2,913	2,921	2,964
Investment securities	46,898	47,257	50,162	53,220	55,050
Mortgage loans held for sale	221	122	180	209	194

TOTAL INTEREST INCOME	315,023	307,837	325,982	334,289	329,145

INTEREST EXPENSE
Time deposits	57,231	62,559	70,661	73,937	73,946
Other deposits	69,108	67,895	72,369	78,307	79,087
Federal funds purchased and securities sold under agreements to repurchase	59	113	119	138	156
Other borrowings	10,613	7,714	11,386	17,067	15,025
Subordinated notes and debentures	6,188	6,134	6,505	7,128	7,026

TOTAL INTEREST EXPENSE	143,199	144,415	161,040	176,577	175,240

NET INTEREST INCOME	171,824	163,422	164,942	157,712	153,905

PROVISION FOR CREDIT LOSSES
Provision for credit losses on loans	11,945	26,797	13,332	12,148	11,099

TOTAL PROVISION FOR CREDIT LOSSES	11,945	26,797	13,332	12,148	11,099

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	159,879	136,625	151,610	145,564	142,806

NONINTEREST INCOME
Service charges on deposit accounts	12,588	12,635	12,978	12,713	12,252
Debit and credit card fees	8,567	8,446	8,323	8,144	8,162
Wealth management fees	9,464	9,629	9,658	9,098	9,187
Mortgage lending income	1,687	2,013	1,828	1,956	1,973
Bank owned life insurance income	3,890	4,092	3,780	3,757	3,876
Other service charges and fees (includes insurance income)	1,321	1,333	1,426	1,509	1,439
Gain (loss) on sale of securities	—	—	—	(28,393)	—
Other income	4,837	8,007	5,565	8,346	6,410

TOTAL NONINTEREST INCOME	42,354	46,155	43,558	17,130	43,299

NONINTEREST EXPENSE
Salaries and employee benefits	73,862	74,824	71,588	69,167	70,716
Occupancy expense, net	11,844	12,651	11,876	12,216	11,864
Furniture and equipment expense	5,474	5,465	5,671	5,612	5,623
Other real estate and foreclosure expense	216	198	317	87	117
Deposit insurance	4,917	5,391	5,550	5,571	5,682
Other operating expenses	42,276	46,051	46,115	44,540	45,352

TOTAL NONINTEREST EXPENSE	138,589	144,580	141,117	137,193	139,354

NET INCOME BEFORE INCOME TAXES	63,644	38,200	54,051	25,501	46,751
Provision for income taxes	8,871	5,812	5,732	761	5,988

NET INCOME	$54,773	$32,388	$48,319	$24,740	$40,763

BASIC EARNINGS PER SHARE	$0.43	$0.26	$0.38	$0.20	$0.32

DILUTED EARNINGS PER SHARE	$0.43	$0.26	$0.38	$0.20	$0.32

Simmons First National Corporation	SFNC
Consolidated Risk-Based Capital
For the Quarters Ended
(Unaudited)

	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
	2025	2025	2024	2024	2024
($ in thousands)
Tier 1 capital
Stockholders’ equity	$3,549,210	$3,531,485	$3,528,872	$3,528,833	$3,458,869
CECL transition provision (1)	—	—	30,873	30,873	30,873
Disallowed intangible assets, net of deferred tax	(1,379,104)	(1,381,953)	(1,385,128)	(1,388,549)	(1,391,969)
Unrealized loss (gain) on AFS securities	380,900	367,710	360,910	335,861	405,481

Total Tier 1 capital	2,551,006	2,517,242	2,535,527	2,507,018	2,503,254

Tier 2 capital
Subordinated notes and debentures	366,369	366,331	366,293	366,255	366,217
Subordinated debt phase out	(198,000)	(132,000)	(132,000)	(132,000)	(132,000)
Qualifying allowance for loan losses and reserve for unfunded commitments	258,079	257,769	222,313	220,517	217,684

Total Tier 2 capital	426,448	492,100	456,606	454,772	451,901

Total risk-based capital	$2,977,454	$3,009,342	$2,992,133	$2,961,790	$2,955,155

Risk weighted assets	$20,646,324	$20,621,540	$20,473,960	$20,790,941	$20,856,194

Adjusted average assets for leverage ratio	$25,606,135	$25,619,424	$26,037,459	$26,198,178	$26,371,545

Ratios at end of quarter
Equity to assets	13.30%	13.18%	13.13%	12.94%	12.64%
Tangible common equity to tangible assets (2)	8.46%	8.34%	8.29%	8.15%	7.84%
Common equity Tier 1 ratio (CET1)	12.36%	12.21%	12.38%	12.06%	12.00%
Tier 1 leverage ratio	9.96%	9.83%	9.74%	9.57%	9.49%
Tier 1 risk-based capital ratio	12.36%	12.21%	12.38%	12.06%	12.00%
Total risk-based capital ratio	14.42%	14.59%	14.61%	14.25%	14.17%

(1)	The Company has elected to use the CECL transition provision allowed for in the year of adopting ASC 326.
(2)	Calculations of tangible common equity to tangible assets and the reconciliations to GAAP are included in the schedules accompanying this release.

Simmons First National Corporation	SFNC
Consolidated Investment Securities
For the Quarters Ended
(Unaudited)

	Jun 30 2025	Mar 31 2025	Dec 31 2024	Sep 30 2024	Jun 30 2024
($ in thousands)
Investment Securities - End of Period
Held-to-Maturity
U.S. Government agencies	$457,228	$456,545	$455,869	$455,179	$454,488
Mortgage-backed securities	1,024,313	1,048,170	1,070,032	1,093,070	1,119,741
State and political subdivisions	1,855,614	1,856,905	1,857,177	1,857,283	1,857,409
Other securities	254,376	253,936	253,558	253,168	253,812

Total held-to-maturity (net of credit losses)	3,591,531	3,615,556	3,636,636	3,658,700	3,685,450

Available-for-Sale
U.S. Treasury	$400	$699	$996	$1,290	$1,275
U.S. Government agencies	49,498	52,318	54,547	58,397	66,563
Mortgage-backed securities	1,349,991	1,380,913	1,392,759	1,510,402	1,730,842
State and political subdivisions	807,842	832,898	858,182	898,178	864,190
Other securities	197,589	225,021	222,942	222,827	223,034

Total available-for-sale (net of credit losses)	2,405,320	2,491,849	2,529,426	2,691,094	2,885,904

Total investment securities (net of credit losses)	$5,996,851	$6,107,405	$6,166,062	$6,349,794	$6,571,354

Fair value - HTM investment securities	$2,891,974	$2,929,625	$2,949,951	$3,109,610	$3,005,524

Simmons First National Corporation	SFNC
Consolidated Loans
For the Quarters Ended
(Unaudited)

	Jun 30 2025	Mar 31 2025	Dec 31 2024	Sep 30 2024	Jun 30 2024
($ in thousands)
Loan Portfolio - End of Period
Consumer:
Credit cards	$176,166	$179,680	$181,675	$177,696	$178,354
Other consumer	123,831	97,198	127,319	113,896	130,278

Total consumer	299,997	276,878	308,994	291,592	308,632
Real Estate:
Construction	2,784,578	2,778,245	2,789,249	2,796,378	3,056,703
Single-family residential	2,625,717	2,647,451	2,689,946	2,724,648	2,666,201
Other commercial real estate	7,961,412	8,051,304	7,912,336	7,992,437	7,760,266

Total real estate	13,371,707	13,477,000	13,391,531	13,513,463	13,483,170
Commercial:
Commercial	2,440,507	2,372,681	2,434,175	2,467,384	2,484,474
Agricultural	333,078	264,469	261,154	314,340	285,181

Total commercial	2,773,585	2,637,150	2,695,329	2,781,724	2,769,655
Other	665,807	703,050	610,083	749,261	630,980

Total loans	$17,111,096	$17,094,078	$17,005,937	$17,336,040	$17,192,437

Simmons First National Corporation	SFNC
Consolidated Allowance and Asset Quality
For the Quarters Ended
(Unaudited)

	Jun 30 2025	Mar 31 2025	Dec 31 2024	Sep 30 2024	Jun 30 2024
($ in thousands)
Allowance for Credit Losses on Loans
Beginning balance	$252,168	$235,019	$233,223	$230,389	$227,367
Loans charged off:
Credit cards	1,702	1,460	1,629	1,744	1,418
Other consumer	351	1,133	505	524	550
Real estate	1,450	4,425	3,810	159	123
Commercial	8,257	4,243	6,796	8,235	7,243

Total loans charged off	11,760	11,261	12,740	10,662	9,334
Recoveries of loans previously charged off:
Credit cards	334	211	391	231	221
Other consumer	294	306	279	275	509
Real estate	87	99	275	403	72
Commercial	469	997	259	439	455

Total recoveries	1,184	1,613	1,204	1,348	1,257

Net loans charged off	10,576	9,648	11,536	9,314	8,077
Provision for credit losses on loans	11,945	26,797	13,332	12,148	11,099

Balance, end of quarter	$253,537	$252,168	$235,019	$233,223	$230,389

Nonperforming assets
Nonperforming loans:
Nonaccrual loans	$156,453	$151,897	$110,154	$100,865	$102,891
Loans past due 90 days or more	709	494	603	830	558

Total nonperforming loans	157,162	152,391	110,757	101,695	103,449

Other nonperforming assets:
Foreclosed assets and other real estate owned	8,794	8,976	9,270	1,299	2,209
Other nonperforming assets	759	978	1,202	1,311	1,167

Total other nonperforming assets	9,553	9,954	10,472	2,610	3,376

Total nonperforming assets	$166,715	$162,345	$121,229	$104,305	$106,825

Ratios
Allowance for credit losses on loans to total loans	1.48%	1.48%	1.38%	1.35%	1.34%
Allowance for credit losses to nonperforming loans	161%	165%	212%	229%	223%
Nonperforming loans to total loans	0.92%	0.89%	0.65%	0.59%	0.60%
Nonperforming assets to total assets	0.62%	0.61%	0.45%	0.38%	0.39%
Annualized net charge offs to average loans (QTD)	0.25%	0.23%	0.27%	0.22%	0.19%
Annualized net charge offs to average loans (YTD)	0.24%	0.23%	0.22%	0.20%	0.19%
Annualized net credit card charge offs to average credit card loans (QTD)	2.99%	2.72%	2.63%	3.23%	2.50%

Simmons First National Corporation	SFNC
Consolidated - Average Balance Sheet and Net Interest Income Analysis
For the Quarters Ended
(Unaudited)

	Three Months Ended Jun 2025			Three Months Ended Mar 2025			Three Months Ended Jun 2024
($ in thousands)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
ASSETS
Earning assets:
Interest bearing balances due from banks and federal funds sold	$219,928	$2,531	4.62%	$241,021	$2,703	4.55%	$214,777	$2,964	5.55%
Investment securities - taxable	3,483,805	31,233	3.60%	3,540,559	31,584	3.62%	4,035,508	39,283	3.92%
Investment securities - non - taxable (FTE)	2,564,037	21,210	3.32%	2,608,070	21,217	3.30%	2,597,005	21,429	3.32%
Mortgage loans held for sale	13,063	221	6.79%	8,142	122	6.08%	10,328	194	7.55%
Loans - including fees (FTE)	17,046,802	266,250	6.26%	16,920,050	258,625	6.20%	17,101,799	271,851	6.39%

Total interest earning assets (FTE)	23,327,635	321,445	5.53%	23,317,842	314,251	5.47%	23,959,417	335,721	5.64%
Non-earning assets	3,317,496			3,360,786			3,345,860

Total assets	$26,645,131			$26,678,628			$27,305,277

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest bearing liabilities:
Interest bearing transaction and savings accounts	$11,220,060	$69,108	2.47%	$11,177,550	$67,895	2.46%	$10,973,462	$79,087	2.90%
Time deposits	5,820,499	57,231	3.94%	6,160,429	62,559	4.12%	6,447,259	73,946	4.61%

Total interest bearing deposits	17,040,559	126,339	2.97%	17,337,979	130,454	3.05%	17,420,721	153,033	3.53%
Federal funds purchased and securities sold under agreement to repurchase	32,565	59	0.73%	39,797	113	1.15%	50,558	156	1.24%
Other borrowings	960,817	10,613	4.43%	706,402	7,714	4.43%	1,111,734	15,025	5.44%
Subordinated notes and debentures	366,350	6,188	6.77%	366,312	6,134	6.79%	366,198	7,026	7.72%

Total interest bearing liabilities	18,400,291	143,199	3.12%	18,450,490	144,415	3.17%	18,949,211	175,240	3.72%

Noninterest bearing liabilities:
Noninterest bearing deposits	4,390,454			4,342,948			4,624,819
Other liabilities	308,223			320,721			280,092

Total liabilities	23,098,968			23,114,159			23,854,122
Stockholders’ equity	3,546,163			3,564,469			3,451,155

Total liabilities and stockholders’ equity	$26,645,131			$26,678,628			$27,305,277

Net interest income (FTE)		$178,246			$169,836			$160,481

Net interest spread (FTE)			2.41%			2.30%			1.92%

Net interest margin (FTE)			3.06%			2.95%			2.69%

Simmons First National Corporation	SFNC
Consolidated - Selected Financial Data
For the Quarters Ended
(Unaudited)

	Jun 30 2025	Mar 31 2025	Dec 31 2024	Sep 30 2024	Jun 30 2024
($ in thousands, except share data)
QUARTER-TO-DATE
Financial Highlights - As Reported
Net Income	$54,773	$32,388	$48,319	$24,740	$40,763
Diluted earnings per share	0.43	0.26	0.38	0.20	0.32
Return on average assets	0.82%	0.49%	0.71%	0.36%	0.60%
Return on average common equity	6.20%	3.69%	5.43%	2.81%	4.75%
Return on tangible common equity (non-GAAP) (1)	10.73%	6.61%	9.59%	5.27%	8.67%
Net interest margin (FTE)	3.06%	2.95%	2.87%	2.74%	2.69%
Efficiency ratio (2)	62.82%	66.94%	65.66%	75.70%	68.38%
FTE adjustment	6,422	6,414	6,424	6,398	6,576
Average diluted shares outstanding	126,406,879	126,336,557	126,232,084	125,999,269	125,758,166
Cash dividends declared per common share	0.213	0.213	0.210	0.210	0.210
Accretable yield on acquired loans	1,263	1,084	1,863	1,496	1,569
Financial Highlights - Adjusted (non-GAAP) (1)
Adjusted earnings	$56,071	$33,122	$49,634	$46,005	$41,897
Adjusted diluted earnings per share	0.44	0.26	0.39	0.37	0.33
Adjusted return on average assets	0.84%	0.50%	0.73%	0.67%	0.62%
Adjusted return on average common equity	6.34%	3.77%	5.57%	5.22%	4.88%
Adjusted return on tangible common equity	10.97%	6.75%	9.83%	9.34%	8.89%
Adjusted efficiency ratio (2)	60.52%	64.75%	62.89%	63.38%	65.68%
YEAR-TO-DATE
Financial Highlights - GAAP
Net Income	$87,161	$32,388	$152,693	$104,374	$79,634
Diluted earnings per share	0.69	0.26	1.21	0.83	0.63
Return on average assets	0.66%	0.49%	0.56%	0.51%	0.59%
Return on average common equity	4.94%	3.69%	4.38%	4.02%	4.64%
Return on tangible common equity (non-GAAP) (1)	8.67%	6.61%	7.96%	7.39%	8.50%
Net interest margin (FTE)	3.01%	2.95%	2.74%	2.70%	2.68%
Efficiency ratio (2)	64.86%	66.94%	69.57%	71.00%	68.90%
FTE adjustment	12,836	6,414	25,820	19,396	12,998
Average diluted shares outstanding	126,325,650	126,336,557	126,115,606	125,910,260	125,693,536
Cash dividends declared per common share	0.425	0.213	0.840	0.630	0.420
Financial Highlights - Adjusted (non-GAAP) (1)
Adjusted earnings	$89,193	$33,122	$177,887	$128,253	$82,248
Adjusted diluted earnings per share	0.71	0.26	1.41	1.02	0.65
Adjusted return on average assets	0.67%	0.50%	0.65%	0.63%	0.61%
Adjusted return on average common equity	5.06%	3.77%	5.10%	4.94%	4.80%
Adjusted return on tangible common equity	8.86%	6.75%	9.18%	8.96%	8.76%
Adjusted efficiency ratio (2)	62.62%	64.75%	64.56%	65.14%	66.05%
END OF PERIOD
Book value per share	$28.17	$28.04	$28.08	$28.11	$27.56
Tangible book value per share	16.97	16.81	16.80	16.78	16.20
Shares outstanding	125,996,248	125,926,822	125,651,540	125,554,598	125,487,520
Full-time equivalent employees	2,947	2,949	2,946	2,972	2,961
Total number of financial centers	223	222	222	234	234

(1)	Non-GAAP measurement that management believes aids in the understanding and discussion of results. Reconciliations to GAAP are included in the schedules accompanying this release.
(2)

Efficiency ratio is noninterest expense as a percent of net interest income (fully taxable equivalent) and noninterest revenues. Adjusted efficiency ratio is noninterest expense before foreclosed property expense, amortization of intangibles and certain adjusting items as a percent of net interest income (fully taxable equivalent) and noninterest revenues, excluding gains and losses from securities transactions and certain adjusting items, and is a non-GAAP measurement.

Simmons First National Corporation	SFNC
Reconciliation Of Non-GAAP Financial Measures - Adjusted Earnings - Quarter-to-Date
For the Quarters Ended
(Unaudited)

	Jun 30 2025	Mar 31 2025	Dec 31 2024	Sep 30 2024	Jun 30 2024
(in thousands, except per share data)
QUARTER-TO-DATE
Net income	$54,773	$32,388	$48,319	$24,740	$40,763
Certain items (non-GAAP)
FDIC Deposit Insurance special assessment	—	—	—	—	283
Early retirement program	1,594	—	200	(1)	118
Termination of vendor and software services	—	—	—	(13)	615
Loss (gain) on sale of securities	—	—	—	28,393	—
Branch right sizing (net)	163	994	1,581	410	519
Tax effect of certain items (1)	(459)	(260)	(466)	(7,524)	(401)

Certain items, net of tax	1,298	734	1,315	21,265	1,134

Adjusted earnings (non-GAAP) (2)	$56,071	$33,122	$49,634	$46,005	$41,897

Diluted earnings per share	$0.43	$0.26	$0.38	$0.20	$0.32
Certain items (non-GAAP)
FDIC Deposit Insurance special assessment	—	—	—	—	—
Early retirement program	0.01	—	—	—	—
Termination of vendor and software services	—	—	—	—	0.01
Loss (gain) on sale of securities	—	—	—	0.23	—
Branch right sizing (net)	—	—	0.01	—	—
Tax effect of certain items (1)	—	—	—	(0.06)	—

Certain items, net of tax	0.01	—	0.01	0.17	0.01

Adjusted diluted earnings per share (non-GAAP)	$0.44	$0.26	$0.39	$0.37	$0.33

(1) Effective tax rate of 26.135%.
(2) In this press release, “Adjusted Earnings” may also be referred to as “Adjusted Net Income.”
Reconciliation of Certain Noninterest Income and Expense Items (non-GAAP)
QUARTER-TO-DATE
Noninterest income	$42,354	$46,155	$43,558	$17,130	$43,299
Certain noninterest income items
Loss (gain) on sale of securities	—	—	—	28,393	—

Adjusted noninterest income (non-GAAP)	$42,354	$46,155	$43,558	$45,523	$43,299

Noninterest expense	$138,589	$144,580	$141,117	$137,193	$139,354
Certain noninterest expense items
Early retirement program	(1,594)	—	(200)	1	(118)
FDIC Deposit Insurance special assessment	—	—	—	—	(283)
Termination of vendor and software services	—	—	—	13	(615)
Branch right sizing expense	(163)	(994)	(1,581)	(410)	(519)

Adjusted noninterest expense (non-GAAP)	136,832	143,586	139,336	136,797	137,819
Less: Fraud event	—	(4,300)	—	—	—

Adjusted noninterest expense, excluding fraud event (non-GAAP)	$136,832	$139,286	$139,336	$136,797	$137,819

Salaries and employee benefits	$73,862	$74,824	$71,588	$69,167	$70,716
Certain salaries and employee benefits items
Early retirement program	(1,594)	—	(200)	1	(118)
Other	1	—	—	(1)	1

Adjusted salaries and employee benefits (non-GAAP)	$72,269	$74,824	$71,388	$69,167	$70,599

Other operating expenses	$42,276	$46,051	$46,115	$44,540	$45,352
Certain other operating expenses items
Termination of vendor and software services	—	—	—	13	(615)
Branch right sizing expense	255	(161)	(1,457)	(184)	(392)

Adjusted other operating expenses (non-GAAP)	$42,531	$45,890	$44,658	$44,369	$44,345

Simmons First National Corporation	SFNC
Reconciliation Of Non-GAAP Financial Measures - Adjusted Earnings - Year-to-Date
For the Quarters Ended
(Unaudited)

	Jun 30 2025	Mar 31 2025	Dec 31 2024	Sep 30 2024	Jun 30 2024
(in thousands, except per share data)
YEAR-TO-DATE
Net income	$87,161	$32,388	$152,693	$104,374	$79,634
Certain items (non-GAAP)
FDIC Deposit Insurance special assessment	—	—	1,832	1,832	1,832
Early retirement program	1,594	—	536	336	337
Termination of vendor and software services	—	—	602	602	615
Loss (gain) on sale of securities	—	—	28,393	28,393	—
Branch right sizing (net)	1,157	994	2,746	1,165	755
Tax effect of certain items (1)	(719)	(260)	(8,915)	(8,449)	(925)

Certain items, net of tax	2,032	734	25,194	23,879	2,614

Adjusted earnings (non-GAAP) (2)	$89,193	$33,122	$177,887	$128,253	$82,248

Diluted earnings per share	$0.69	$0.26	$1.21	$0.83	$0.63
Certain items (non-GAAP)
FDIC Deposit Insurance special assessment	—	—	0.02	0.02	0.02
Early retirement program	0.01	—	—	—	—
Termination of vendor and software services	—	—	—	—	—
Loss (gain) on sale of securities	—	—	0.23	0.23	—
Branch right sizing (net)	0.01	—	0.02	0.01	0.01
Tax effect of certain items (1)	—	—	(0.07)	(0.07)	(0.01)

Certain items, net of tax	0.02	—	0.20	0.19	0.02

Adjusted diluted earnings per share (non-GAAP)	$0.71	$0.26	$1.41	$1.02	$0.65

(1) Effective tax rate of 26.135%.
(2) In this press release, “Adjusted Earnings” may also be referred to as “Adjusted Net Income.”
Reconciliation of Certain Noninterest Income and Expense Items (non-GAAP)
YEAR-TO-DATE
Noninterest income	$88,509	$46,155	$147,171	$103,613	$86,483
Certain noninterest income items
Loss (gain) on sale of securities	—	—	28,393	28,393	—

Adjusted noninterest income (non-GAAP)	$88,509	$46,155	$175,564	$132,006	$86,483

Noninterest expense	$283,169	$144,580	$557,543	$416,426	$279,233
Certain noninterest expense items
Early retirement program	(1,594)	—	(536)	(336)	(337)
FDIC Deposit Insurance special assessment	—	—	(1,832)	(1,832)	(1,832)
Termination of vendor and software services	—	—	(602)	(602)	(615)
Branch right sizing expense	(1,157)	(994)	(2,746)	(1,165)	(755)

Adjusted noninterest expense (non-GAAP)	280,418	143,586	551,827	412,491	275,694
Less: Fraud event	(4,300)	(4,300)	—	—	—

Adjusted noninterest expense, excluding fraud event (non-GAAP)	$276,118	$139,286	$551,827	$412,491	$275,694

Salaries and employee benefits	$148,686	$74,824	$284,124	$212,536	$143,369
Certain salaries and employee benefits items
Early retirement program	(1,594)	—	(536)	(336)	(337)
Other	1	—	—	—	1

Adjusted salaries and employee benefits (non-GAAP)	$147,093	$74,824	$283,588	$212,200	$143,033

Other operating expenses	$88,327	$46,051	$178,520	$132,405	$87,865
Certain other operating expenses items
Termination of vendor and software services	—	—	(602)	(602)	(615)
Branch right sizing expense	94	(161)	(2,116)	(659)	(475)

Adjusted other operating expenses (non-GAAP)	$88,421	$45,890	$175,802	$131,144	$86,775

Simmons First National Corporation	SFNC
Reconciliation Of Non-GAAP Financial Measures - End of Period
For the Quarters Ended
(Unaudited)

	Jun 30 2025	Mar 31 2025	Dec 31 2024	Sep 30 2024	Jun 30 2024
($ in thousands, except per share data)
Calculation of Tangible Common Equity and the Ratio of Tangible Common Equity to Tangible Assets
Total common stockholders’ equity	$3,549,210	$3,531,485	$3,528,872	$3,528,833	$3,458,869
Intangible assets:
Goodwill	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)
Other intangible assets	(90,617)	(93,714)	(97,242)	(101,093)	(104,943)

Total intangibles	(1,411,416)	(1,414,513)	(1,418,041)	(1,421,892)	(1,425,742)

Tangible common stockholders’ equity	$2,137,794	$2,116,972	$2,110,831	$2,106,941	$2,033,127

Total assets	$26,693,620	$26,792,991	$26,876,049	$27,269,404	$27,369,072
Intangible assets:
Goodwill	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)
Other intangible assets	(90,617)	(93,714)	(97,242)	(101,093)	(104,943)

Total intangibles	(1,411,416)	(1,414,513)	(1,418,041)	(1,421,892)	(1,425,742)

Tangible assets	$25,282,204	$25,378,478	$25,458,008	$25,847,512	$25,943,330

Ratio of common equity to assets	13.30%	13.18%	13.13%	12.94%	12.64%

Ratio of tangible common equity to tangible assets	8.46%	8.34%	8.29%	8.15%	7.84%

Calculation of Tangible Book Value per Share
Total common stockholders’ equity	$3,549,210	$3,531,485	$3,528,872	$3,528,833	$3,458,869
Intangible assets:
Goodwill	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)
Other intangible assets	(90,617)	(93,714)	(97,242)	(101,093)	(104,943)

Total intangibles	(1,411,416)	(1,414,513)	(1,418,041)	(1,421,892)	(1,425,742)

Tangible common stockholders’ equity	$2,137,794	$2,116,972	$2,110,831	$2,106,941	$2,033,127

Shares of common stock outstanding	125,926,248	125,926,822	125,651,540	125,554,598	125,487,520

Book value per common share	$28.18	$28.04	$28.08	$28.11	$27.56

Tangible book value per common share	$16.98	$16.81	$16.80	$16.78	$16.20

Calculation of Coverage Ratio of Uninsured, Non-Collateralized Deposits
Uninsured deposits at Simmons Bank	$8,407,847	$8,614,833	$8,467,291	$8,355,496	$8,186,903
Less: Collateralized deposits (excluding portion that is FDIC insured)	2,691,215	3,005,328	2,790,339	2,710,167	2,835,424
Less: Intercompany eliminations	1,121,932	1,073,500	1,045,734	986,626	943,979

Total uninsured, non-collateralized deposits	$4,594,700	$4,536,005	$4,631,218	$4,658,703	$4,407,500

FHLB borrowing availability	$5,133,000	$4,432,000	$4,716,000	$4,955,000	$4,910,000
Unpledged securities	3,697,000	4,197,000	4,103,000	4,110,000	4,145,000
Fed funds lines, Fed discount window and
Bank Term Funding Program (1)	1,894,000	1,780,000	2,081,000	2,109,000	2,065,000

Additional liquidity sources	$10,724,000	$10,409,000	$10,900,000	$11,174,000	$11,120,000

Uninsured, non-collateralized deposit coverage ratio	2.3	2.3	2.4	2.4	2.5

(1) The Bank Term Funding Program closed for new loans on March 11, 2024. At no time did Simmons borrow funds under this program.
Calculation of Net Charge Off Ratio
Net charge offs	$10,576	$9,648	$11,536	$9,314	$8,077
Less: Net charge offs from run-off portfolio (1)	1,100	1,900	2,500	3,500	6,700

Net charge offs excluding run-off portfolio	$9,476	$7,748	$9,036	$5,814	$1,377

Average total loans	$17,046,802	$16,920,050	$17,212,034	$17,208,162	$17,101,799

Annualized net charge offs to average loans (NCO ratio)	0.25%	0.23%	0.27%	0.22%	0.19%

NCO ratio, excluding net charge offs associated with run-off portfolio (annualized)	0.22%	0.19%	0.21%	0.13%	0.03%

(1)	Run-off portfolio consists of asset based lending and small equipment finance portfolios obtained in acquisitions.

Simmons First National Corporation	SFNC
Reconciliation Of Non-GAAP Financial Measures - Quarter-to-Date
For the Quarters Ended
(Unaudited)

	Jun 30 2025	Mar 31 2025	Dec 31 2024	Sep 30 2024	Jun 30 2024
($ in thousands)
Calculation of Adjusted Return on Average Assets
Net income	$54,773	$32,388	$48,319	$24,740	$40,763
Certain items (non-GAAP)
FDIC Deposit Insurance special assessment	—	—	—	—	283
Early retirement program	1,594	—	200	(1)	118
Termination of vendor and software services	—	—	—	(13)	615
Loss (gain) on sale of securities	—	—	—	28,393	—
Branch right sizing (net)	163	994	1,581	410	519
Tax effect of certain items (2)	(459)	(260)	(466)	(7,524)	(401)

Adjusted earnings (non-GAAP)	$56,071	$33,122	$49,634	$46,005	$41,897

Average total assets	$26,645,131	$26,678,628	$27,078,943	$27,216,440	$27,305,277

Return on average assets	0.82%	0.49%	0.71%	0.36%	0.60%

Adjusted return on average assets (non-GAAP)	0.84%	0.50%	0.73%	0.67%	0.62%

Calculation of Return on Tangible Common Equity
Net income available to common stockholders	$54,773	$32,388	$48,319	$24,740	$40,763
Amortization of intangibles, net of taxes	2,289	2,605	2,843	2,845	2,845

Total income available to common stockholders	$57,062	$34,993	$51,162	$27,585	$43,608

Certain items (non-GAAP)
FDIC Deposit Insurance special assessment	$—	$—	$—	$—	$283
Early retirement program	1,594	—	200	(1)	118
Termination of vendor and software services	—	—	—	(13)	615
Loss (gain) on sale of securities	—	—	—	28,393	—
Branch right sizing (net)	163	994	1,581	410	519
Tax effect of certain items (2)	(459)	(260)	(466)	(7,524)	(401)

Adjusted earnings (non-GAAP)	56,071	33,122	49,634	46,005	41,897
Amortization of intangibles, net of taxes	2,289	2,605	2,843	2,845	2,845

Total adjusted earnings available to common stockholders (non-GAAP)	$58,360	$35,727	$52,477	$48,850	$44,742

Average common stockholders’ equity	$3,546,163	$3,564,469	$3,543,146	$3,505,141	$3,451,155
Average intangible assets:
Goodwill	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)
Other intangibles	(92,432)	(95,787)	(99,405)	(103,438)	(107,173)

Total average intangibles	(1,413,231)	(1,416,586)	(1,420,204)	(1,424,237)	(1,427,972)

Average tangible common stockholders’ equity (non-GAAP)	$2,132,932	$2,147,883	$2,122,942	$2,080,904	$2,023,183

Return on average common equity	6.20%	3.69%	5.43%	2.81%	4.75%

Return on tangible common equity	10.73%	6.61%	9.59%	5.27%	8.67%

Adjusted return on average common equity (non-GAAP)	6.34%	3.77%	5.57%	5.22%	4.88%

Adjusted return on tangible common equity (non-GAAP)	10.97%	6.75%	9.83%	9.34%	8.89%

Calculation of Efficiency Ratio and Adjusted Efficiency Ratio (1)
Noninterest expense (efficiency ratio numerator)	$138,589	$144,580	$141,117	$137,193	$139,354
Certain noninterest expense items (non-GAAP)
Early retirement program	(1,594)	—	(200)	1	(118)
FDIC Deposit Insurance special assessment	—	—	—	—	(283)
Termination of vendor and software services	—	—	—	13	(615)
Branch right sizing expense	(163)	(994)	(1,581)	(410)	(519)
Other real estate and foreclosure expense adjustment	(216)	(198)	(317)	(87)	(117)
Amortization of intangibles adjustment	(3,098)	(3,527)	(3,850)	(3,851)	(3,852)

Adjusted efficiency ratio numerator	$133,518	$139,861	$135,169	$132,859	$133,850

Net interest income	$171,824	$163,422	$164,942	$157,712	$153,905
Noninterest income	42,354	46,155	43,558	17,130	43,299
Fully tax-equivalent adjustment (effective tax rate of 26.135%)	6,422	6,414	6,424	6,398	6,576

Efficiency ratio denominator	220,600	215,991	214,924	181,240	203,780
Certain noninterest income items (non-GAAP)
(Gain) loss on sale of securities	—	—	—	28,393	—

Adjusted efficiency ratio denominator	$220,600	$215,991	$214,924	$209,633	$203,780

Efficiency ratio (1)	62.82%	66.94%	65.66%	75.70%	68.38%

Adjusted efficiency ratio (non-GAAP) (1)	60.52%	64.75%	62.89%	63.38%	65.68%

(1)

Efficiency ratio is noninterest expense as a percent of net interest income (fully taxable equivalent) and noninterest revenues. Adjusted efficiency ratio is noninterest expense before foreclosed property expense, amortization of intangibles and certain adjusting items as a percent of net interest income (fully taxable equivalent) and noninterest revenues, excluding gains and losses from securities transactions and certain adjusting items, and is a non-GAAP measurement.

(2)	Effective tax rate of 26.135%.

Simmons First National Corporation	SFNC
Reconciliation Of Non-GAAP Financial Measures - Quarter-to-Date (continued)
For the Quarters Ended
(Unaudited)

	Jun 30 2025	Mar 31 2025	Dec 31 2024	Sep 30 2024	Jun 30 2024
($ in thousands)
Calculation of Total Revenue and Adjusted Total Revenue
Net interest income	$171,824	$163,422	$164,942	$157,712	$153,905
Noninterest income	42,354	46,155	43,558	17,130	43,299

Total revenue	214,178	209,577	208,500	174,842	197,204
Certain items, pre-tax (non-GAAP)
Less: Gain (loss) on sale of securities	—	—	—	(28,393)	—

Adjusted total revenue	$214,178	$209,577	$208,500	$203,235	$197,204

Calculation of Pre-Provision Net Revenue (PPNR)
Net interest income	$171,824	$163,422	$164,942	$157,712	$153,905
Noninterest income	42,354	46,155	43,558	17,130	43,299

Total revenue	214,178	209,577	208,500	174,842	197,204
Less: Noninterest expense	138,589	144,580	141,117	137,193	139,354

Pre-Provision Net Revenue (PPNR)	$75,589	$64,997	$67,383	$37,649	$57,850

Calculation of Adjusted Pre-Provision Net Revenue
Pre-Provision Net Revenue (PPNR)	$75,589	$64,997	$67,383	$37,649	$57,850
Certain items, pre-tax (non-GAAP)
Plus: Loss (gain) on sale of securities	—	—	—	28,393	—
Plus: FDIC Deposit Insurance special assessment	—	—	—	—	283
Plus: Early retirement program costs	1,594	—	200	(1)	118
Plus: Termination of vendor and software services	—	—	—	(13)	615
Plus: Branch right sizing costs (net)	163	994	1,581	410	519

Adjusted Pre-Provision Net Revenue	$77,346	$65,991	$69,164	$66,438	$59,385

Simmons First National Corporation	SFNC
Reconciliation Of Non-GAAP Financial Measures - Year-to-Date
For the Quarters Ended
(Unaudited)

	Jun 30 2025	Mar 31 2025	Dec 31 2024	Sep 30 2024	Jun 30 2024
($ in thousands)
Calculation of Adjusted Return on Average Assets
Net income	$87,161	$32,388	$152,693	$104,374	$79,634
Certain items (non-GAAP)
FDIC Deposit Insurance special assessment	—	—	1,832	1,832	1,832
Early retirement program	1,594	—	536	336	337
Termination of vendor and software services	—	—	602	602	615
Loss (gain) on sale of securities	—	—	28,393	28,393	—
Branch right sizing (net)	1,157	994	2,746	1,165	755
Tax effect of certain items (2)	(719)	(260)	(8,915)	(8,449)	(925)

Adjusted earnings (non-GAAP)	$89,193	$33,122	$177,887	$128,253	$82,248

Average total assets	$26,661,787	$26,678,628	$27,214,647	$27,260,212	$27,282,338

Return on average assets	0.66%	0.49%	0.56%	0.51%	0.59%

Adjusted return on average assets (non-GAAP)	0.67%	0.50%	0.65%	0.63%	0.61%

Calculation of Return on Tangible Common Equity
Net income available to common stockholders	$87,161	$32,388	$152,693	$104,374	$79,634
Amortization of intangibles, net of taxes	4,894	2,605	11,377	8,534	5,689

Total income available to common stockholders	$92,055	$34,993	$164,070	$112,908	$85,323

Certain items (non-GAAP)
FDIC Deposit Insurance special assessment	$—	$—	$1,832	$1,832	$1,832
Early retirement program	1,594	—	536	336	337
Termination of vendor and software services	—	—	602	602	615
Loss (gain) on sale of securities	—	—	28,393	28,393	—
Branch right sizing (net)	1,157	994	2,746	1,165	755
Tax effect of certain items (2)	(719)	(260)	(8,915)	(8,449)	(925)

Adjusted earnings (non-GAAP)	89,193	33,122	177,887	128,253	82,248
Amortization of intangibles, net of taxes	4,894	2,605	11,377	8,534	5,689

Total adjusted earnings available to common stockholders (non-GAAP)	$94,087	$35,727	$189,264	$136,787	$87,937

Average common stockholders’ equity	$3,555,265	$3,564,469	$3,486,822	$3,467,908	$3,449,089
Average intangible assets:
Goodwill	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)
Other intangibles	(94,100)	(95,787)	(105,239)	(107,197)	(109,098)

Total average intangibles	(1,414,899)	(1,416,586)	(1,426,038)	(1,427,996)	(1,429,897)

Average tangible common stockholders’ equity (non-GAAP)	$2,140,366	$2,147,883	$2,060,784	$2,039,912	$2,019,192

Return on average common equity	4.94%	3.69%	4.38%	4.02%	4.64%

Return on tangible common equity	8.67%	6.61%	7.96%	7.39%	8.50%

Adjusted return on average common equity (non-GAAP)	5.06%	3.77%	5.10%	4.94%	4.80%

Adjusted return on tangible common equity (non-GAAP)	8.86%	6.75%	9.18%	8.96%	8.76%

Calculation of Efficiency Ratio and Adjusted Efficiency Ratio (1)
Noninterest expense (efficiency ratio numerator)	$283,169	$144,580	$557,543	$416,426	$279,233
Certain noninterest expense items (non-GAAP)
Early retirement program	(1,594)	—	(536)	(336)	(337)
FDIC Deposit Insurance special assessment	—	—	(1,832)	(1,832)	(1,832)
Termination of vendor and software services	—	—	(602)	(602)	(615)
Branch right sizing expense	(1,157)	(994)	(2,746)	(1,165)	(755)
Other real estate and foreclosure expense adjustment	(414)	(198)	(700)	(383)	(296)
Amortization of intangibles adjustment	(6,625)	(3,527)	(15,403)	(11,553)	(7,702)

Adjusted efficiency ratio numerator	$273,379	$139,861	$535,724	$400,555	$267,696

Net interest income	$335,246	$163,422	$628,465	$463,523	$305,811
Noninterest income	88,509	46,155	147,171	103,613	86,483
Fully tax-equivalent adjustment (effective tax rate of 26.135%)	12,836	6,414	25,820	19,396	12,998

Efficiency ratio denominator	436,591	215,991	801,456	586,532	405,292
Certain noninterest income items (non-GAAP)
(Gain) loss on sale of securities	—	—	28,393	28,393	—

Adjusted efficiency ratio denominator	$436,591	$215,991	$829,849	$614,925	$405,292

Efficiency ratio (1)	64.86%	66.94%	69.57%	71.00%	68.90%

Adjusted efficiency ratio (non-GAAP) (1)	62.62%	64.75%	64.56%	65.14%	66.05%

(1)

Efficiency ratio is noninterest expense as a percent of net interest income (fully taxable equivalent) and noninterest revenues. Adjusted efficiency ratio is noninterest expense before foreclosed property expense, amortization of intangibles and certain adjusting items as a percent of net interest income (fully taxable equivalent) and noninterest revenues, excluding gains and losses from securities transactions and certain adjusting items, and is a non-GAAP measurement.

(2)	Effective tax rate of 26.135%.